EXHIBIT 21.1

LIST OF SUBSIDIARIES
as of December 31, 1994


                                     State or other jurisdiction of
Corporation                           incorporation or organization

Academy Insurance Group, Inc.                     Delaware
Academy Life Insurance Company                    Missouri
Academy Services, Inc.                            Delaware
Agency Holding I, Inc.                            Delaware
Agency Holding II, Inc.                           Delaware
Agency Holding III, Inc.                          Delaware
Agency Investments I, Inc.                        Delaware
Agency Investments II, Inc.                       Delaware
Agency Investments III, Inc.                      Delaware
Ammest Development Corporation, Inc.              Kansas
Ammest Insurance Agency, Inc.                     California
Ammest Massachusetts Insurance Agency, Inc.       Massachusetts
Ammest Realty Corporation                         Texas
Ammest Realty, Inc.                               Pennsylvania
Ampac, Inc.                                       Texas
Ampac Insurance Agency, Inc.                      Pennsylvania
Association Consultants, Inc.                     Illinois
Benefit Plans, Inc.1                              Delaware
Capital 200 Block Corporation                     Delaware
Capital Assignment Corporation                    Kentucky
Capital Broadway Corporation                      Kentucky
Capital Enterprise Insurance Company              Kentucky
Capital General Development Corporation           Delaware
Capital Holding Corporation Voluntary Employees'  Kentucky
  Beneficiary Association
Capital Landmark Insurance Company                Kentucky
Capital Liberty, L.P.                             Delaware
Capital Real Estate Development Corporation       Delaware
Capital Security Life Insurance Company           North Carolina
Capital Values Financial Services, Inc.           Pennsylvania
Capital Values Securities Corporation             Pennsylvania
College Resource Group, Inc.                      Kentucky
Commonwealth Agency, Inc.                         Kentucky
Commonwealth Life Insurance Company               Kentucky
Commonwealth Premium Finance                      California
Compass Rose Development Corporation              Pennsylvania
Data/Mark Services, Inc.                          Delaware
DurCo Agency, Inc.                                Virginia
Financial Planning Services, Inc.                 Dist. of
                                                  Columbia
First Deposit Financial Corporation               Utah
First Deposit Life Insurance Company              Arkansas
First Deposit National Bank                       United States
First Deposit National Credit Card Bank2          United States
First Deposit Service Corporation                 California
Force Financial Group, Inc.                       Delaware
Force Financial Services, Inc.                    Massachusetts
Independence Automobile Association, Inc.         Florida
Independence Automobile Club, Inc.                Georgia
                        EXHIBIT 21.1

                    LIST OF SUBSIDIARIES
                   as of December 31, 1994


                                     State or other jurisdiction of
Corporation                           incorporation or organization

KB Currency Advisors, Inc.                        Delaware
Knight Insurance Agency (New Hampshire), Inc.     New Hampshire
Knight Tuition Payment Plans, Inc.                Massachusetts
Military Associates, Inc.                         Pennsylvania
National Assets Management Corporation            Pennsylvania
National Home Life Assurance Company              Missouri
National Home Life Assurance Company of New York  New York
National Information Systems Corporation          Pennsylvania
National Liberty Corporation                      Pennsylvania
National Liberty Life Insurance Company           Pennsylvania
NCOAA Management Company                          Texas
NCOA Motor Club, Inc.                             Georgia
NL/UL Joint Venture                               none
Pension Life Insurance Company of America         New Jersey
Peoples Security Life Insurance Company           North Carolina
Providian Agency Group, Inc.3                     Kentucky
Providian Bancorp, Inc.4                          Delaware
Providian Capital Management, Inc.5               Delaware
Providian Capital Management Investment           Delaware
Advisors, Inc.6
Providian Capital Management Real Estate          Delaware
Services, Inc.7
Providian Corporation8                            Delaware
Providian Corporation Political Action Committee9 United States
Providian LLC10                                   Turks & Caicos
                                                  Is.
Providian National Bancorp11                      California
Providian National Credit Corporation12           Delaware
Security Trust Life Insurance Company             Kentucky
Southlife, Inc.                                   Tennessee
Unicom Administrative Services, Inc.              Pennsylvania
Unicom Administrative Services GmbH               Germany
Valley Forge Associates, Inc.                     Pennsylvania
Veterans Benefits Plans, Inc.                     Pennsylvania
Veterans Insurance Services, Inc.                 Delaware
                        EXHIBIT 21.1

              LIST OF SUBSIDIARIES (Continued)
                   as of December 31, 1994


                                     State or other jurisdiction of
Corporation                           incorporation or organization

Veterans Life Insurance Company                   Illinois
Winnisquam Community Development Corporation      New Hampshire
Worldwide Underwriters Insurance Company          Missouri
Worldwide Underwriters Insurance Company          North Carolina
  of North Carolina13


_______________________________
1Name changed from CHC Durham Corporation, 10/20/94.
2Name changed to Providian National Bank, 1/1/95.


                           - 36 -
3Name changed from Capital Holding Agency Group, Inc.,
11/21/94.
4Name changed from First Deposit Corporation, 9/1/94.
5Name changed from CHC Real Estate Corporation, 8/24/94.
6Name changed from Providian Investment Advisors, Inc.,
8/24/94; previously
   changed from Capital Values Corporation, 7/22/94.
7Name changed from Capital Holding Accumulation and
Investment Group, Inc.,
   10/07/94; previously changed from Accumulation and Investment Group, Inc.,
   1/24/94.
8Name changed from Capital Holding Corporation, 5/12/94.
9Name changed from Capital Holding Corporation Political
Action Committee -
   CAP*PAC, 6/10/94.
10Name changed from Capital Holding LLC, 6/22/94;
incorporated 3/18/94.
11Name changed from First Deposit National Corporation,
9/2/94.
12Incorporated 6/2/94.

                           - 37 -
13Liquidated by Worldwide Underwriters Insurance Company,
1/1/95.


                           - 38 -